UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2010

Newpark Resources, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-02960	72-1123385
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2700 Research Forest Drive, Suite 100 The Woodlands, Texas	77381
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 362-6800

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 18, 2010, Newpark Resources, Inc. (the “Company”) announced that Jeffery L. Juergens, age 54, had joined the Company as Vice President of the Company and President of Newpark Mats and Integrated Services (“NMIS”) and Newpark Environmental Services (“NES”), effective as of that date. Mr. Juergens’ appointment as the President of NMIS and NES fills a vacancy in the position. On an interim basis those responsibilities had been assumed by William Moss, Vice President, Corporate Strategy and Development.

Most recently, Mr. Juergens served as the Chief Executive Officer of B&B Oilfield Services, an oilfield equipment manufacturing company, which was acquired by Halliburton in Mach of 2010. From 2007 to 2009, Mr. Juergens served as General Manager to Omni Energy Services. Prior to that he held the position of Vice President, International Operations/Regional Manager with SPS International, a global company specializing in wellbore cleanup equipment and services, subsequently acquired by M-I Swaco. He then held the position of Business Development Manager, North and South America with M-I Swaco Specialized Tools. Mr. Juergens holds a Bachelors Degree in Business and Economics from Arkansas State University and a Masters in Business Administration from the University of Phoenix.

On October 15, 2010, the Company entered into an Employment Agreement with Mr. Juergens under which Mr. Juergens will serve as Vice President of the Company and President of NMIS and NES (the “Employment Agreement”). Under the terms of the Employment Agreement, the Company has agreed to employ Mr. Juergens for an initial three year term commencing on October 18, 2010 with automatic renewal for successive one-year terms thereafter unless either party seeks to terminate his employment by giving the other party written notice at least 60 days prior to the expiration of the then applicable employment term. The Company will pay Mr. Juergens an annual base salary of $280,000. Mr. Juergens will have an opportunity under the Company’s annual cash incentive plan to earn a cash bonus of between 50% and 100% of his annual base salary based on performance measures and goals to be set by the Company’s Compensation Committee.

Mr. Juergens will also be eligible to receive annual stock options and performance restricted share awards under the Company’s plans, as determined at the discretion of the Company’s Compensation Committee. As an inducement to accept employment with the Company, Mr. Juergens was given equity grants on his first day of employment with the Company of 50,000 time-restricted shares, vesting over four years (the first half to vest on October 18, 2012 and the second half to vest on October 18, 2014). Mr. Juergens is also entitled to four weeks of paid vacation annually and the right to participate in the Company’s life and health insurance plans, 401(k) plan and other employee benefit plans and programs generally made available to the Company’s executive personnel. Mr. Juergens will also receive reimbursement in full for all reasonable and necessary business, entertainment and travel expenses incurred or expended by the executive in the performance of his duties. The Company has also agreed to provide Mr. Juergens a car allowance and the use of a NMIS/NES country club membership for NMIS/NES business.

Under the Employment Agreement, the Company and Mr. Juergens may terminate his employment at any time. If the Company terminates Mr. Juergens other than for “Cause” or Mr. Juergens terminates his employment for “Good Reason” (as such terms are defined in the Employment Agreement), Mr. Juergens will be entitled to receive the following benefits: (i) severance pay in an amount equal to Mr. Juergens’ then-current base salary plus target award incentive for the greater of the remaining initial term of employment or for one year, (ii) full vesting of all inducement options and restricted stock awarded at the commencement of employment, (iii) medical, dental and life insurance coverage continuation for the greater of the remaining period of the employment term or twelve months, subject to an overall maximum of eighteen months, and (iv) payment of cost of outplacement services obtained by Mr. Juergens within one year after termination, not to exceed $20,000. In the event of termination of employment due to death or disability, Mr. Juergens will be entitled to the following: (i) earned but unpaid base salary and earned but unpaid bonuses, and (ii) reimbursement of any unpaid business expenses. If Mr. Juergens’ employment is terminated by the Company for “Cause” or by Mr. Juergens without “Good Reason,” Mr. Juergens will be entitled to receive unpaid base salary and other earned compensation through the date of termination.

Pursuant to the Employment Agreement, on October 15, 2010, Mr. Juergens and the Company executed a change of control agreement in a form consistent with the change of control benefits policy applicable to, and similar to that executed by, other executive officers. The change of control agreement requires a change of control of the Company and the termination of Mr. Juergens’ employment under certain circumstances to trigger the benefits (often referred to as a “double-trigger”). Under the change of control agreement, if Mr. Juergens is terminated Without Cause or resigns for Good Reason after the date of the occurrence of certain specified events constituting a change of control of the Company, Mr. Juergens shall be entitled to receive a payment of two times his annual base salary and the higher of the his target bonus or the highest bonus he earned under the Company’s annual cash incentive plan during his tenure with the Company. Mr. Juergens will also receive full vesting of all options, restricted stock and deferred compensation. In addition, Mr. Juergens shall be eligible for continuation of life insurance, medical and dental health benefits, and disability benefits until he obtains reasonably equivalent employment or for two years from the date of termination, whichever is earlier, as well as direct payment by the Company for the costs of outplacement services obtained within the one year period after termination, not to exceed $10,000.

Other than with respect to his employment with the Company, Mr. Juergens does not have any material relationship with any director or executive officer of the Company, the Company or its affiliates and has no family relationships with any directors or officers of the Company.

The foregoing descriptions of the Employment Agreement and Change in Control Agreements are not complete and are qualified in their entirety to the Employment Agreement, attached as Exhibit 10.1 and the Change in Control Agreement, attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

A copy of the press release announcing the appointment of Mr. Juergens as President of NMIS is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Employment Agreement, dated as of October 15, 2010, by and between Newpark Resources, Inc. and Jeffery L. Juergens.
10.2	Change in Control Agreement dated as of October 15, 2010, by and between Newpark Resources, Inc. and Jeffery L. Juergens.
99.1	Press Release dated October 18, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPARK RESOURCES, INC.

Date: October 18, 2010

By: /s/ James E. Braun
James E. Braun
Vice President & Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement, dated as of October 15, 2010, by and between Newpark Resources, Inc. and Jeffery L. Juergens.
10.2	Change in Control Agreement dated as of October 15, 2010, by and between Newpark Resources, Inc. and Jeffery L. Juergens.
99.1	Press Release dated October 18, 2010.